Exhibit 10.2

12% SECURED NOTE

CHINA GRANITE CORPORATION

12% Secured Note, due October 4, 2006

$_____________________	Miami, FL
October 5, 2005

     China Granite Corporation, a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), for value received, hereby promises to pay to _____________________ (the "Purchaser"), or its registered assigns (the Purchaser or its assigns being the "Holder"), the principal sum of _____________________ Dollars ($_____________________) (the "Principal Amount") on October 4, 2006 (the "Maturity"), and to pay interest (computed on the basis of a 365-day year) (i) on the unpaid Principal Amount from the date of this Note at the rate of one percent (1%) per month from the date hereof, payable quarterly on January 4, April 4, July 4 and October 4 (each quarterly interest payment date hereinafter collectively referred to as an "Interest Payment Date"), and if unpaid thereafter shall be paid when the unpaid Principal Amount shall become due and payable (whether at Maturity, or by declaration, acceleration or otherwise).

    The interest and outstanding Principal Amount payable with respect to this Note, on any Interest Payment Date, at Maturity or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to the Purchaser in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and outstanding Principal Amount shall be made to the Purchaser in accordance with the provisions of the Note Agreement. Defaulted interest shall accrue at the rate of sixteen percent (16%) per annum.

    The Company may at any time and from time to time prepay the Principal Amount of the Note plus accrued interest, in whole or in part, without penalty.

    This Note is a secured obligation of the Company and ranks senior in right of payment and priority to all existing and future obligations of the Company except for two 8% convertible secured notes issued to CAMIFO Master LDC with a principal amount of $150,000.00 and Bridges & Pipes LLC with a principal amount of $250,000.00 which rank in priority to this Note. This Note is issued pursuant to, and is subject to the terms of, the 12% Secured Note Purchase Agreement (the "Note Agreement"), dated as of October 5, 2005, by and among the Company, the Purchaser and the other purchasers named therein (the "Other Purchasers"). The Holder of this Note is subject to, and entitled to the benefits of, the Note Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.

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    This Note is entitled to the benefit of that certain Security Agreement, dated as of October 5, 2005, by and among the Company and its subsidiaries, the Purchaser and the Other Purchasers (the "Security Agreement"), pursuant to which the Purchasers are granted a second first priority security interest in the Collateral (as such term is defined in the Security Agreement). This Note shall be subject to the terms and conditions set forth in such Security Agreement.

    This Note may be transferred or assigned by the Purchaser only as provided in the Note Agreement. As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the Purchaser or the Purchaser's attorney duly authorized in writing, a new Note for a like aggregate principal amount and otherwise of similar tenor, will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the Holder and owner hereof for the purpose of receiving payments and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    In the case of an Event of Default (as defined in the Note Agreement), the outstanding Principal Amount and unpaid interest may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement.

    No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

   All terms used in this Note which are defined in the Note Agreement shall have the meanings assigned to them in the Note Agreement.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: October 5, 2005
CHINA GRANITE CORPORATION

By: /s/ Dong Chen

Dong Chen
Title: President

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